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                                                                    Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the (a) Joint Registration Statement on Form S-3 (File No. 333-29671 and No. 333-29671-01) and related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company),
(b) Joint Registration Statement on Form S-8 (File No. 333-41927 and No. 333-41927-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (c) Joint Registration Statement on Form S-3 (File No. 333-39313 and 333-39313-01) and related Prospectus of 1,681,793 paired shares of common stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (d) Joint Registration Statement on Form S-4 (File No. 333-44203 and No. 333-44203-1) of Patriot American Hospitality, Inc. and Wyndham International, Inc., (e) Joint Registration Statement on Form S-8 (File No. 333-44197 and No. 333-44197-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc., and (f) Joint Registration Statement on Form S-3 (File No. 333-28085 and No. 333-28085-01) and related Prospectus of 1,000,000,000 of paired common stock and paired preferred stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated February 27, 1998 relating to the financial statements of CHC International, Inc. Hospitality Division as of November 30, 1997 which appears in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998.


                                       /s/ PRICE WATERHOUSE LLP


Miami Florida
April 20, 1998